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                                                                   Exhibit 10.14

North Carolina             )
                           )
County of Guilford         )

                                 LEASE AGREEMENT

         This Lease Agreement made and entered into this 1st day of March, 1999, by and between E. V. Ferrell, Jr. and Sarah T. Ferrel ("Landlord"), with offices in Winston-Salem, North Carolina; and Pompeii Furniture Industries.

                              BACKGROUND STATEMENT

         Landlord is the owner of a furniture showroom facility located at 307 Steele Street in the City of High Point, North Carolina, Guilford County. Tenant desires to lease the showroom facility for a period of Three (3) Years and Landlord desires to lease such facility to Tenant. In order to implement the lease arrangement, the parties have entered into this Lease Agreement.

                        STATEMENT OF GRANT AND AGREEMENT

         Landlord and Tenant agree as follows:

         1. LEASE: Landlord leases and demises to Tenant, and Tenant hereby accepts, rents and hires from Landlord, the first floor of that certain showroom space (the "Demised Premises"), with the right to use of all entryways, footwalks, and other common facilities furnished from time to time to the Showroom Facility by Landlord, all subject to such reasonable and uniform rules and regulations as may be prescribed by Landlord from time to time and agreed to by adjoining tenants and property owners for the mutual benefit of all concerned.

         To have and To Hold Unto Tenant the Demised Premises and appurtenances thereto upon all the terms and conditions set forth in this Lease Agreement.

         2. TERM: The term of this lease shall begin March 16, 1999 and shall end at midnight on the date thirty-six (36) months after the commencement of the term hereof. It is understood and agreed the showroom facility is being leased as is where is and it is the responsibility of the tenant to decorate and do installation of fixtures and upfitting in preparation for use of the Demised Premises as a showroom for wholesale furniture and accessories.

         3. RENT: Tenant shall pay to Landlord for the use and occupancy of the Demised Premises and appurtenances thereto monthly rental of Seven Thousand One Hundred Fifty Dollars - - - - - - - - - - - - ($7,150.00) during the term of this lease. All such payments are to be made to The Ferrell Companies, 854 W Fifth Street, Winston-Salem, North Carolina 27101-2580 by check or money order, or at such other places as Landlord may from time to time





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designate in writing in accordance with the notice provisions hereof, in advance on the 16th day of each calendar month.

         4. TAXES: Landlord covenants and agrees to pay promptly all taxes and assessments of every kind or nature which are now or may hereafter be imposed or assessed upon the Showroom Facility (including the Demised Premises), specifically including real property ad valorem taxes except as otherwise expressly provided in this lease agreement, and provided that nothing herein shall require the payment by Landlord of any such tax or assessment which is being contested in good faith. Landlord shall not be required to pay any taxes or assessments of any nature imposed or assessed upon fixtures, equipment, merchandise or other property installed in the Demised Premises or brought thereon by Tenant, its agents, employees or other persons under its control, but such shall be the obligation of Tenant, and Tenant agrees that it will promptly pay all such taxes or assessments as the same become due; provided, however, that nothing herein shall require the payment by Tenant of any such tax or assessment which is being contested in good faith. In addition, Tenant shall pay to Landlord promptly upon notification as additional rent the amount by which the annual ad valorem real property taxes attributable to the Demised Premises have increased if at all in each tax year over the first tax year
(1999) of occupancy by the Tenant. Tenant shall not be responsible for any increase in taxes which shall not be caused by a jurisdiction-wide increase in applicable tax rates or a jurisdiction-wide reassessment of property values. Landlord shall annually compute and notify Tenant of the amount due hereunder, such notification being substantiated by copies of tax bills and such other documents as Tenant may reasonably request, and Tenant shall pay such amount as additional rent within twenty (20) days after receipt of such notice. Landlord agrees to use its best efforts to notify Tenant of any increase or potential increase, in the amount of rate of ad valorem real property taxes as soon as Landlord is made aware of same.

         5. INSURANCE:

            (a) Landlord will procure, maintain and pay all premiums for fire insurance, with extended coverage, on the Showroom Facility, insuring the Showroom Facility to its full replacement value.

            (b) Subject to the availability of such insurance as set forth hereafter, all policies of insurance procured by Landlord under this paragraph shall include a waiver by the


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insurer of all right of subrogation against the Tenant in connection with any loss or damage insured against by any such policy. Neither Tenant nor its agents, employees or guests shall be liable to Landlord for loss or damage caused by any risk covered by such insurance, provided that policies including such a waiver of subrogation can be obtained by Landlord. If such policy or policies cannot be obtained or can be obtained only through payment of a premium in addition to that normally chargeable without such a waiver, Landlord shall notify Tenant thereof, and Tenant shall have ten (10) days after such notification to either (i) procure such insurance in a company or companies reasonably Satisfactory to Landlord, or (ii) to agree to pay to Landlord such additional premium. If Tenant elects neither of the options described in the immediately preceding sentence, then this subparagraph shall have no effect during such time as such policies (with waiver of subrogation) shall not be obtainable or Tenant shall refuse to pay the required additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, Landlord shall not be liable for a failure to obtain such insurance until a reasonable time after notification thereof by Tenant. If the release of Tenant, as set forth in this subparagraph, shall contravene any law with respect to exculpatory agreements, the liability of Tenant shall be deemed not released but shall be secondary to Landlord's insurer.

            (c) If, during the term of this lease, the Demised Premises is used by Tenant for any purpose or in any manner that causes an increase in the rate of any such insurance maintained by Landlord over the rate chargeable with respect to use of the Demised Premises as a furniture showroom, Tenant shall pay to Landlord, as additional rent, the total additional premium resulting therefrom. In addition, Tenant shall pay to Landlord as additional rent the amount by which the total premiums paid hereunder by Landlord attributable to the Demised Premises in each calendar year after 1999 exceeds the amount of such total premiums in 1999. Landlord shall annually compute and notify Tenant of the amount due hereunder, and Tenant shall pay such amount as additional rent within twenty (20) days after receipt of such notice.

            (d) Tenant shall be responsible for and shall, to the extent Tenant so elects, provide and pay premiums for all insurance of any type on the contents, including trade fixtures, of the Demised Premises. All policies of insurance procured by Tenant under this paragraph shall include, subject to the terms hereof, a waiver by the insurer of all right of subrogation against Landlord in connection with any loss or damage insured against by any such policy.



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Neither Landlord nor its agents shall be liable to Tenant for loss or damage caused by any risk covered by such insurance, provided that policies including such a waiver of subrogation can be obtained by Tenant. If such policy or policies cannot be obtained or can be obtained only through payment of a premium in addition to that normally chargeable without such a waiver, Tenant shall notify Landlord thereof, and Landlord shall have ten (10) days after such notification to either (i) procure such insurance in a company or companies reasonably satisfactory to Tenant, or (ii) to agree to pay to Tenant such additional premium. If Landlord elects neither of the options described in the immediately preceding sentence, then this subparagraph shall have no effect during such time as such policies (with waiver of subrogation) shall not be obtainable or Landlord shall refuse to pay the required additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, Tenant shall not be liable for a failure to obtain such insurance until a reasonable time after notification thereof by Landlord. If the release of Landlord as Set forth in this subparagraph shall contravene any law with respect to exculpatory agreements, the liability of Landlord shall be deemed not released but shall be secondary to Tenant's insurer.

         6. USE OF DEMISED PREMISES. Tenant shall use the Demised Premises only as home furnishings showroom. Landlord agrees that lease of the Showroom Facility shall contain the same use restriction or a restriction, to use as a wholesale or retail furniture and accessories showroom, so long as this lease is in affect. Nothing contained herein shall prohibit retailing activities of Tenant, such as the retail disposition of discontinued merchandise; provided, however, that it is the intent of both parties that the Demised Premises is to be used mainly and primarily for wholesale transactions with dealers and other home furnishings distributors. Tenant shall, in the use and occupancy of the Demised Premises and the placing of fixtures and alterations therein, comply with all laws, ordinances, orders or regulations of any lawful authority having jurisdiction over the Demised Premises, and Tenant shall not do any act or follow any practice in bout the Demised Premises which shall constitute a nuisance or detract from or impair the reputation of the Showroom Facility; provided, however, that Tenant shall be permitted to make use of the Demised Premises for entertaining of customers at social functions, so long as same does not disturb other Tenants in the nearby facilities. If any alteration to the Showroom Facility, or any alteration to the Demised Premises other than alterations of any



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fixture or partition placed therein by Tenant, shall be required to comply with any such law, ordinance, order or regulation, Landlord shall make the same at its sole expense. Without limiting the generality of the foregoing, Tenant shall make such arrangements for the storage and disposition of all garbage and refuse as may be reasonably required by Landlord and the City of High Point, North Carolina from time to time and shall at all times keep the Demised Premises in a neat and orderly condition and clean and free from rubbish and dirt. and shall not cause any noxious, disturbing or offensive odors, fumes or gases, or any smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or be emitted from the Demised Premises. Tenant shall make available suitable receptacles for the disposition of garbage and refuse.

         7. LANDLORD'S COVENANT TO MAINTAIN. Landlord will, at its own expense, keep and maintain in good order and repair during the full term of this lease the exterior and principal structural portions of the building. The Landlord will not be responsible for or required to make, and Tenant will make, any repairs which may have been occasioned or necessitated by the negligence or willful act: of Tenant, its agents, employees, guests, licensees or invitees.

         8. TENANT'S COVENANT TO MAINTAIN. Tenant will, at its own expense, keep and maintain in good order and repair during the full term of this lease all parts of he Demised Premises, including without limitation the entire interior, all plumbing, wiring and electrical heating and air conditioning systems contained in the Demised Premises and the exterior grounds. Tenant will, at the end of the term of this lease, deliver the Demised Premises to the Landlord in the same condition as when received by it, excepting only normal wear and wear and repairs required to be made by Landlord.

         9. UTILITIES. During the term of this lease, Landlord shall provide and maintain necessary mains, ducts, conduits, cables and lines in order to bring lights, heating and air conditioning, water, electricity, sewerage service and telephone service to the Demised Premises. All means of distribution of such services within the Demised Premises shall be furnished by Tenant at Tenant's expense. Tenant shall pay directly therefor as appropriate, for all such services. Pro-rated 1/2 to Pompeii; (2/3 to Lawrence Unlimited and 1/3 to Basil's second level)

         10. DAMAGE OR DESTRUCTION OF DEMISED PREMISES). If the Demised Premises is damaged or destroyed during the term of this lease by fire or other casualty covered by an




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ordinary fire insurance policy with extended coverage, Tenant shall give written notice thereof to Landlord immediately after Tenant becomes aware of such damage or destruction. Landlord will reconstruct or restore the Demised Premises or repair such damage as promptly as practicable and in any event within one hundred eighty (180) days of receipt by Landlord of such notice, and Tenant shall meanwhile be entitled to an abatement of rental to the extent of the loss of use suffered by it; provided, however, that if the Demised Premises shall be damaged or destroyed by casualty to the extent of thirty percent (30%) or more of its replacement value or if such destruction or damage is not covered by an ordinary fire insurance policy with extended coverage, Landlord shall thereupon have an option in its sole discretion, to terminate this lease. Landlord shall notify Tenant in writing of its intent to repair or restore such damage or to terminate this lease within thirty (30) days of receipt of notice thereof from Tenant. The effective date of such termination by Landlord shall be thirty (30) days after receipt of such notice by Tenant, or, at Tenant's option, such shorter time as Tenant may designate in writing following receipt of such notice. In the event Landlord elects to repair or restore, such repair or restoration shall be accomplished as promptly as practicable, and in any event within one hundred eighty (180) days of receipt by Landlord of notice from Tenant of the damage. Should Landlord become aware of any damage to the Demised Premises, Landlord shall notify Tenant as soon as possible of the existence of such damage.

         11. SIGNS, ADVERTISING AND SELLING ACTIVITIES. Tenant may install only such signs on the Demised Premises as may be approved by Landlord, which approval shall not be unreasonably withheld, and as such shall not damage or impair the attractiveness of the premises; provided, however, that the care and maintenance of such signs shall be the sole responsibility of Tenant. Tenant shall not permit, allow or cause to be used in or about the Demised Premises any phonographs, radios, public address systems, sound production or reproduction devices, mechanical or moving display devices, motion picture or television devices, excessively bright lights, changing, flashing, flickering or moving lights or lighting devices, or Kelly similar advertising media or devices, the effect of which shall be visible or audible from the exterior of the Demised Premises.

         12. INDEMNITY BY TENANT. Tenant covenants and agrees that it will defend, indemnify and protect Landlord, and hold Landlord harmless from, any and all claims of all persons arising from or out of the use


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or occupancy of the Demised Premises by Tenant or Tenant's agents, employees, guests, licensees or invitees. Tenant further shall procure and maintain, or cause to be maintained, for the benefit of Landlord, public liability insurance for the Demised Premises, with respect to any and all claims arising from or out of the use or occupancy of tile Demised Premises by Tenant, its agents, employees, guests, licensees or invitees, to the extent of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 aggregate against liability for bodily injury, including death resulting therefrom. All such insurance shall name Landlord as an insured or additional insured, shall be in companies approved by Landlord and shall contain an undertaking by the insurer that such policy shall not be modified adversely to the interests of Landlord or cancelled without at least ten (10) day written notice to Landlord. All such policies shall be deposited with Landlord, provided that in lieu of such policies there may be deposited with Landlord a certificate or certificates of the respective insurers attesting the fact that the insurance required is in force and effect. In the event of the failure of Tenant to procure or maintain nay such insurance, Landlord shall have the right, but shall not be obligated, to effect such procurement and maintenance of insurance on behalf of Tenant; provided, however, that Landlord shall have no responsibility whatsoever to Tenant or any other party to obtain partial or full insurance coverage of the risks required to be insured hereunder, and in the event Landlord does undertake to obtain any such insurance Landlord shall have no responsibility whatsoever to Tenant or any other party that any such coverage will be adequate or that it provide any maintain the insurance required to be obtained or maintained by Tenant hereunder shall be deemed additional rent due immediately from Tenant.

         13. LOSS OR DAMAGE TO PERSONAL PROPERTY OF TENANT. Any and all personal property and trade fixtures of every kind whatsoever brought or placed in or upon any part of the Demised Premises or the Showroom Facility by Tenant, its agents, employees, guests, licensees or invitees, shall be so brought or placed at the risk of Tenant, or of the person owning such personal property or trade fixtures, and Landlord shall have no liability for any loss or any damage thereto.

         14. ALTERATIONS AND REMODELING BY TENANT. Tenant may, at its own expense, make such alterations, improvements, additions and changes to the Demised Premises as Tenant may deem necessary or expedient in the use, occupancy or operation of the Demised Premises as a wholesale or retail furniture showroom; provided, however, that Tenant shall not, without the prior written consent of Landlord, make change or alterations which would require or entail any structural change in the roof or exterior walls of the Showroom Facility, or which, when completed, would, substantially diminish clip value of the Demised Premises. Tenant shall



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make no change or alteration of the Demised Premises which would Violate the terms of any mortgage, or deed of trust then a lien upon the Demised Premises, or of any policy of insurance in force with respect to the Demised Premises. Landlord shall, upon the request of Tenant and within thirty (30) days of receipt of such request, advise Tenant whether any proposed change or alteration would violate any such mortgage, deed of trust or policy of insurance, or, within fifteen (15) days of receipt of a request by tenant therefore furnish to Tenant copies of such policy of insurance, mortgage or deed of trust. Tenant, by entering into this lease, accepts any reasonable requirement or restriction contained in such policies of, insurance, mortgages or deeds of trust; and Landlord covenants that it use its best efforts to ensure that such instruments conform as closely as possible to standard instruments used in similar furniture showroom facilities. Any alteration, addition, change or improvement made by Tenant shall at Landlord's option become the property of Landlord upon the expiration or sooner termination of this lease; provided, however, that Landlord shall have the right to require Tenant to remove such alteration, addition, change or improvement at Tenant's cost upon termination of this lease.

         15. ALTERATIONS, RENOVATIONS AND EXPANSIONS BY LANDLORD. Tenant acknowledges that Landlord may expand or renovate that Landlord may expand or renovate the Demised Premises during the term of this lease. Landlord shall give Tenant at least fifteen (15) days notice of the commencement of such expansion or renovation and shall perform, or cause to be performed, all such work in a manner calculated to minimize any disturbance of Tenant's use Of the Demised Premises. All such work shall be suspended during sessions of the Southern Furniture Market, except such activity as may be necessary to correct and secure ongoing work. Tenant agrees cooperate with Landlord to facilitate the performance of any such work, and acknowledges that the performance of such may cause minor inconvenience to Tenant and minor disturbances in Tenant's use of the Demised Premises from time to time during the term of this lease.

         16. FIXTURES AND PERSONAL PROPERTY. Any trade fixtures, equipment and other personal property installed in or attached to the Demised Premises by or at tile expense of Tenant shall remain the property of Tenant, and Tenant shall have the right at any time, provided it is not then in default hereunder, to remove any and all of such fixtures; provided however, that in such event Tenant shall repair any damage caused by such installation or removal.




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         17. LANDLORD'S ENTRY. Landlord shall have the right to enter upon the
Demised Premises at all reasonable times during the term of this lease for the purpose of inspection, maintenance, repair and alteration and to show tile same to prospective tenants or purchasers; provided, however, that in the event Tenant shall install a burglar alarm system or other security device in the Demised Premises Such the Landlord's routine entry into the Demised Premises would be impractical, Tenant may so notify Landlord in writing and Landlord shall thereupon waive the right of entry granted in this paragraph. In the event Tenant so notifies Landlord, Tenant and Landlord shall agree upon such procedures as shall permit Landlord to enter the Demised Premises for periodic inspections and the performance of any and all obligations of Landlord to Tenant.

         18. NO ASSIGNMENT OR SUBLETTING. Tenant shall not assign, transfer, mortgage, pledge, hypothecate of encumber this lease or any interest therein and shall not sublet the Demised Premises or any part thereof or any right or privilege appurtenant thereto or suffer any other person to occupy or use the Demised Premises or any portion thereof without the prior written consent of Landlord, which consent Landlord may not withhold except for good cause, and as may be permitted under the laws of the State of North Carolina. A consent to one assignment, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such written consent shall be void and shall constitute a breach of this lease by Tenant and shall, at the option of Landlord, exercised by written notice to Tenant, terminate this lease.

         19. TRANSFER OF LANDLORD'S INTEREST. In the event of the sale, assignment or transfer by Landlord of its interest in the Demised Premises or in this lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest who expressly assumes the obligations of Landlord hereunder, Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations as shall have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Landlord's assignment of the lease or of any or all of its rights herein shall in no manner affect Tenant's obligations hereunder. Tenant





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shall thereafter attorn and look to such assignee as Landlord, provided Tenant has first received written notice of such assignment of Landlord's interest.

         20. EMINENT DOMAIN. 11 the Demised Premises, or any part thereof, of more than thirty percent (30%) of the total facility is taken under the power of eminent domain (including any conveyance made in lieu thereof), and such taking shall in the reasonable judgment of Tenant make the operation of Tenant's business in the Demised Premises impracticable, then Tenant shall have the right to terminate this lease within sixty (60) days after such taking or sixty (60) days of receipt of written notice of such taking by Tenant, whichever is later. If Tenant does nor so elect to terminate this lease, or if such taking shall not render the operation of Tenant's business impracticable, Landlord, at its option, may either terminate this lease its own expense repair and restore the Demised Premises to a tenantable condition as promptly as practicable, and in any event within one hundred eighty (180) days of receipt of notice from Tenant that it will not terminate on the expiration of the 60-day period above described, whichever is earlier. If Landlord elects to restore the Demised Premises, the rental to be paid by Tenant hereunder shall be proportionately and equitably reduced. Anything in this paragraph to the contrary notwithstanding, Landlord shall not be required to pay, but may at its option choose so to for such restoration or repair any amount in excess of the condemnation award (or purchase price in lieu thereof received by Landlord) as a result of such taking. Tenant shall have the further right to terminate this lease upon thirty (3) days written notice in the event Landlord is unable to restore the Demised Premises to a tenantable condition for such amount. Tenant hereby expressly waives all rights to any award for damages from an eminent domain proceeding affecting the Demised Premises except the right to receive compensation for damages for its fixtures or personal property and the right to receive any moving or relocation expense payments available.

         21. DEFAULT BY TENANT. If (a) Tenant fails to pay any Base Rent, additional rent or other sum of money due under this lease, and fails to cure such default within ten (10) days after written notice to Tenant; or (b) Tenant defaults in the performance of any other covenant of this lease and fails to cure such default within twenty (20) days after written notice to Tenant, or if such default cannot reasonably be cured in twenty (20) days, Tenant does not within such twenty (20) day period commence such act Or acts necessary to cure such default and complete such act



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or acts promptly; or (c) Tenant becomes insolvent or is adjudicated bankrupt, or files in any court a petition in bankruptcy or other debtor proceedings, or files or has filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets of Tenant and such appointment is not vacated or set aside within twenty (20) days from the date of such appointment, or Tenant makes an assignment for the benefit of creditors, or petitions for or enters into such an arrangement; or (d) Tenant abandons the Demised Premises or any substantial part thereof, or suffers this lease to be taken or encumbered under any legal process and such taking or encumbrance is not dissolved within twenty (20) days, or (e) Tenant disposes of or agrees to dispose all or substantially all of its assets , then in any such event, at the option of Landlord and without any without any further notice or action by Landlord, Landlord shall have the immediate right of reentry to remove all persons and property from the Demised Premises and dispose of or store such property as it sees fit, all without resort to legal process and without being deemed guilty of trespass.

         If Landlord should elect to reenter as provided in this paragraph 21 or should it take possession pursuant to legal proceedings, Landlord may either terminate this lease, or Landlord may from time to time, without terminating this lease, make much alterations and repairs as may be necessary in order to relet the Demised Premises, and may at its Option relet the Demised Premises for such term and at such rentals and upon such ocher terms and conditions as Landlord may deem advisable. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election to terminate this lease unless a written notice of such intention is given by Landlord to Tenant at the time of such reentry; but, notwithstanding any such reentry and reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

         If Landlord elects to terminate this lease, Landlord may recover from Tenant damages incurred by reason of such breach, including the cost of recovering the Demised Premises and enforcing this lease (including reasonable attorneys' fees) and the difference in value between the base rent and other amounts which would be payable by Tenant hereunder for the remainder of the lease term and the reasonable rental value (net of all expenses of reletting including the expense of repairs, alteration, upfitting and renovation) of the Demised Premises for the remainder of the lease term. If the Landlord elects to reenter without terminating this lease, Landlord may recover from Tenant damages incurred by reason of such breach, including the cost of recovering the Demised Premises and enforcing this lease (including reasonable attorneys' fees) and the costs of repairing, altering, upfitting and renovating the Demised Premises for the purpose of reletting the Demised Premises.

         If Landlord does not terminate this lease, then unless and Until Landlord does relet the Demised Premises, Tenant shall pay Landlord monthly, on the tenth (10th) day of each month



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during the period that Tenant's right of possession is terminated, a sum equal to all base rent and other amounts due under this lease (less any amount which Landlord could have realized had Landlord relet the Demised Premises to a reputable, creditworthy substitute Tenant procured by Tenant and presented the Landlord in writing, ready, willing and able to lease the entire Demised Premises from Landlord pursuant to a lease in form identical to the form of this lease). If and when the Demised Premises are relet and a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of releting (including repairs, alterations, improvements, addition, decorations. legal fees and brokerage commissions) to satisfy the payment of base rent and all other amounts due under this lease for any months Tenant shall pay Landlord any such deficiency monthly upon demand. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this paragraph from time to time, and that any such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. If landlord elects to terminate Tenant's right to possession only without terminating this lease, Landlord may, at its option, enter into the Demised Premises, remove Tenant's signs and other evidence of tenancy, and take and hold possession thereof; provided, however, that such entry and possession shall not terminate this lease or release Tenant, in whole or in part, from Tenant's obligation to pay rent or from any ocher obligation of Tenant for the remainder of the term of this lease.

         22. DEFAULT BY LANDLORD. If Landlord shall continue to default in the performance of any covenant of this lease and does not remedy such default within thirty (30) days after written notice thereof or does not within such thirty (30) days commence such act or acts as shall be necessary to remedy such default and complete such act or acts promptly, then, at the option of Tenant and without any further notice or action by Tenant, this lease shall terminate automatically.

         23. HOLDING OVER. If Tenant remains in possession of the Demised Premises or any part thereof after the expiration of the term of this lease with Landlord's acquiescence and without any written agreement of the parties, Tenant shall be only a tenant at will, and there shall be no renewal of this lease or exercise of any option by operation of law.

         24. SUBORDINATION. Tenant will subject and subordinate all or any of its rights under this Lease Agreement to any and all mortgages and deeds of trust now existing or hereafter placed on the property (Demised Premises); provided, however, that such mortgages or beneficiary of deed of trust shall agree that Tenant will not be disturbed in the use or enjoyment of the Demised Premises so long as it is not in default hereunder. Landlord represents that such mortgages or deeds of trust shall relieve Landlord of any obligation hereunder. Tenant agrees that this Lease Agreement shall remain in full force and effect notwithstanding any default or


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

foreclosure under any such mortgage or deed of trust and that it will attorn to the mortgages, trustee or beneficiary of such or mortgage or deed of trust, and their successors or assigns, and to the purchaser or assignee under any such foreclosure. Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this paragraph.

         25. WARRANTY. Landlord covenants that it has full right and authority to lease cite Demised Premises upon the terms and conditions of this Lease Agreement, and chat Tenant shall peacefully and quietly hold and enjoy the Demised Premises for the full term hereof so long as Tenant does not default in the performance of any of its covenants hereunder.

         26. ESTOPPEL CERTIFICATE. Within ten (10) days after request therefor by Landlord or any mortgages or trustee under a mortgage or deed of trust covering the Demised Premises or any part of the property described hereto, or if, upon any sale, assignment or other transfer of the Demised Premises by Landlord, an estoppel certificate shall be requested from Tenant, Tenant shall deliver in recordable form, to any proposed mortgages or ocher transferee or to Landlord, a statement certifying any facts that are then true with respect to the Lease Agreement, including without limitation (if such be the case) chat this Lease Agreement is in full force and effect, that Tenant is in possession, that Tenant has commenced the payment of rent and that there are no defenses or offsets to the Lease Agreement claimed by Tenant.

         27. NOTICES, Any and all notices, demands, requests or designations required or permitted in or under this Lease Agreement shall be in writing and shall be deemed to be given only when delivered personally or sent by prepaid registered or certified mail to the parties at the following addresses:

             Landlord:     E V Ferrell Jr.
                           The Ferrell Companies
                           854 W Fifth Street
                           Winston Salem, NC   27101-2580

             Tenant:       Mr. Leo Martin, Chairman
                           Pompeii Furniture Industries
                           255 NW 25th Street
                           Miami, FL  33127

Either party may, from time to time, by notice as herein provided, designate a different address to which notice you it shall be sent.





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

         28. MECHANICS' LIENS. Tenant covenants and agrees to do all things necessary to prevent the filing of any mechanics' or other liens against the Demised Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Demised Premises or any part thereof, through or under Tenant. If any such lien shall at any time be filed against Tenant's interest in the Demised Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same, or, if Tenant, in Tenant's discretion and in good faith, determines that such lien should be contested, shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against Tenant's interest in the Demised Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be prescribed by law. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanics' or other lien law.

         29. FORCE MAJEURE. In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire or any other reasons beyond its control, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay.

         30. NATURE AND EXTENT OF AGREEMENT. This instrument contains the complete agreement of the parties regarding the terms and conditions of the lease of the Demised Premises, and there are no oral or written conditions, terms and understandings or other agreements pertaining thereto which have not been incorporated herein. This instrument creates only the relationship of Landlord and Tenant between the parties hereto as to the Demised Premises; and nothing herein shall in any way be construe to impose upon either party hereto any obligations or restrictions not herein expressly set forth.

         31. BINDING EFFECT. This Lease Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigned.

         32. GOVERNING LAW. This Lease Agreement shall be governed by and construed according to the laws of the State of North Carolina.

         33. SEVERABILITY. In the event any provision or term of this lease shall be determined to be invalid or unenforceable with respect to any person by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of term hereof or render any provision hereof unenforceable with respect to any other person.

         34. Landlord warrants that the personal property attached, affixed and/or located within the Demised Premises is included as additional consideration to the terms of this lease.

         Landlord warrants that they have the right and authority to in crude said personal property with the Demised Premises.

         The personal property includes but is not limited to: Carpeting and Track lighting.

         35. ATTORNEY FEES: If any action in law or equity, including an action of declaratory relied, is brought to enforce or interpret the provisions of this Agreement, the prevailing part shall be entitled to a reasonable attorney's fee, which may be set by the Court in the action, or in a separate action brought for that purpose in addition to any other relief to which the prevailing party may be entitled.


         IN WITNESS WHEREOF, the parties hereto have duly executed and affixed their respective seals to this lease on the day and year first above written:

                                        LANDLORD:


                                        /s/ E.V. Ferrell, Jr.
                                        -----------------------------(SEAL)
                                        E.V. Ferrell, Jr.


                                        /s/ Sarah T. Ferrell
                                        -----------------------------(SEAL)
                                        Sarah T. Ferrell

                                        TENANT:

                                        POMPEII FURNITURE INDUSTRIES

                                        By: /s/ Leo Martin
                                            -------------------------(SEAL)
                                            Leo Martin, Chairman


                                        /s/ Leo Martin
                                        -----------------------------(SEAL)
                                        Leo Martin, Grantee




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